Exhibit 99.05

News Release

FOR IMMEDIATE RELEASE:

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL ANNOUNCES JANUARY 31, 2006 ASSETS UNDER MANAGEMENT

New York, NY, February 9, 2006 – Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC) and Alliance Capital Management L.P. (“Alliance Capital”) today reported that preliminary assets under management increased by approximately $27 billion, or 4.7%, in the month of January to $606 billion, primarily due to favorable capital market returns, strong investment performance and net inflows into international and global services.

ALLIANCE CAPITAL MANAGEMENT L.P.

ASSETS UNDER MANAGEMENT

($ billions)

	At January 31, 2006 (preliminary)				At Dec 31, 2005
	Institutional Investment	Retail	Private Client	Total	Total

Equity
Growth	$86	$54	$18	$158	$146
Value	162	52	38	252	238
Total Equity	248	106	56	410	384

Fixed Income	103	40	22	165	165

Index/Structured	25	6	0	31	30

Total	$376	$152	$78	$606	$579

	At December 31, 2005

Total	$359	$145	$75	$579

Page 2 of 2: Alliance Capital

ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide.  Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios.  Through its subsidiary Sanford C. Bernstein & Co., LLC, Alliance Capital provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At December 31, 2005, Alliance Holding owned approximately 32.2% of the Alliance Capital Units. AXA Financial, Inc. was the beneficial owner of approximately 60.7% of the issued and outstanding Alliance Capital Units at December 31, 2005 (including those held indirectly through its ownership of approximately 1.8% of the issued and outstanding Alliance Holding Units), which, including the general partnership interests in Alliance Capital and Alliance Holding, represent an approximate 61.1% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.  Additional information may be found at www.alliancecapital.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance we achieve for our clients, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  We caution readers to carefully consider our forward-looking statements in light of these factors.  Further, these forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect subsequent events or circumstances.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in Item 1 of Form 10-K for the year ended December 31, 2004.  Any or all of the forward-looking statements that we make in Form 10-K, this news release, or any other public statements we issue may turn out to be wrong.  Please remember that factors other than those listed in “Risk Factors” could also adversely affect our business, operating results, or financial condition.